Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-110372 of PPL Corporation on Form S-8 of our report dated June 22, 2007, appearing in this Annual Report on Form 11-K of PPL Employee Stock Ownership Plan for the year ended December 31, 2006.

/s/ Parente Randolph, LLC
Center Valley, Pennsylvania
June 22, 2007